UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 16, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Exhibits
SIGNATURES
Item 8.01 Other Events
     In a press release dated October 16, 2007 Mercantile Bancorp, Inc. (the “Company”) announced its Board of Directors has approved plans to merge Farmers State Bank of Northern Missouri into the Company’s flagship bank, Mercantile Trust & Savings Bank. Farmers, wholly owned by the Company since 1999, will operate as market branches of Mercantile Trust & Savings Bank in Farmers’ current locations of Savannah and St. Joseph, Missouri.
     Farmers’ David W. DeShon will continue as market president and will report to Mercantile Trust & Savings Bank President and CEO H. Blaine Strock. The merger is subject to regulatory approval and anticipated to be effective early in the second quarter 2008.
     Farmers, a $98.5 million asset bank, is based in Savannah, Missouri and expanded into nearby St. Joseph in 2002.
     The Company also announced that it has applied with regulators to change the name of Mercantile Trust & Savings Bank to Mercantile Bank. If the regulators approve the change, the Company anticipates January 1, 2008 being the effective date. The change, noted Ted T. Awerkamp, President and Chief Executive Officer of the Company, creates a simpler, more memorable identity and would facilitate any future branching activity using the Mercantile Bank name and logo.
     A copy of the press release issued by the Company is attached hereto and incorporated herein by reference.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit Number	Description

99.1	Press Release dated October 16, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: October 16, 2007